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                                                                     EXHIBIT 5.1













404/572-4600                                                       404/572-5100




                                January 20, 2000

Caremark Rx Capital Trust I
c/o Caremark Rx, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama  35244

                 Re:      Caremark Rx Capital Trust I

Ladies and Gentlemen:

         We have acted as counsel to Caremark Rx, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-3 (File No. 333-90583 and 90583-01) filed with the Securities and Exchange Commission (the "Commission") on November 9, 1999, as amended by Amendment No. 1 filed with the Commission on January ____, 2000 (the "Registration Statement") of the Company and Caremark Rx Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") under the Securities Act of 1933, as amended (the "Securities Act"), of
(i) 4,000,000 shares of 7% Shared Preference Redeemable Securities of the Trust representing undivided beneficial interests in the assets of the Trust (the "SPuRS") issued on September 29, 1999 pursuant to the Amended and Restated Trust Agreement of the Trust dated September 29, 1999 between the Company and the trustees named therein, (ii) the guarantee of the Company as to the payment of distributions and payments upon redemption or liquidation of the SPuRS pursuant to and to the extent set forth in the Guarantee Agreement dated as of September 29, 1999 between the Company, the Trust and the Wilmington Trust Company, as trustee (the "Guarantee"), (iii) the 7% Convertible Subordinated Debentures of the Company due 2029 (the "Convertible Subordinated Debentures") issued on September 29, 1999 pursuant to the Indenture dated September 29, 1999 between the Company and the Wilmington Trust Company, as trustee (the "Indenture"), and
(iv) the shares of Common Stock, $0.001 par value, of the Company (the "Common Stock") issuable upon conversion of the SPuRS.

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January 20, 2000
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         In our capacity as such counsel, we have reviewed (i) the Registration
Statement, (ii) the Indenture, and (iii) the Guarantee. We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly. We have relied, as to the matters set forth therein, on certificates of public officials, and we have assumed the same to have been properly given and to be accurate.

         We have assumed that the Indenture and the Guarantee are valid and binding agreements of the parties thereto (other than the Company) enforceable against the parties thereto (other than the Company) in accordance with their respective terms.

         This opinion is limited in all respects to the laws of the States of New York, and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Convertible Subordinated Debentures issued under the Indenture constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equitable principles.

         2. The Guarantee constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equitable principles.

         3. The Common Stock, when issued upon conversion of the SPuRS in accordance with the terms of the SPuRS, will be duly authorized, validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to our attention or any change in any law or regulation that may hereafter occur.


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January 20, 2000
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         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          King & Spalding